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                                                                    EXHIBIT 16.1

                       [REEL & SWAFFORD, PLLC LETTERHEAD]



April 5, 1999



US Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

RE: United Petroleum Corporation (Commission File Number 0-25006)

We have read Form 8K dated March 15, 1999, filed March 26, 1999, of the above referenced registrant related to the change of auditors whereby the client-auditor relationship between registrant and Reel & Swafford, PLLC has ceased.

This is to advise you that Reel & Swafford, PLLC has no matters of disagreement with respect to the statements made in the aforementioned Form 8K of the registrant.

/s/ REEL & SWAFFORD, PLLC

Reel & Swafford, PLLC
Certified Public Accountants



cc: United Petroleum Corporation
Attention: Doug Keene, CFO
2620 Mineral Springs Road, Suite A
Knoxville, TN 37917